                                                                     Exhibit 4.2


                           KINGSWAY U.S. FUNDING INC.

                              OFFICERS' CERTIFICATE
                              ---------------------
                 (pursuant to Section 2.01(b) of the Indenture)


     The undersigned, James R. Zuhlke, President, and Brian K. Williamson, Chief Financial Officer, of Kingsway U.S. Funding Inc. (the "Company"), being duly authorized officers, by authority duly delegated by the Board of Directors of the Company, do hereby certify, pursuant to the resolutions of the Board of Directors of the Company duly adopted by unanimous written consent dated___________, 2003, and Section 2.01(b) of the Indenture dated as of ____________, 2003, (the "Indenture"), between the Company, Kingsway Financial Services Inc., as Guarantor, and BNY Midwest Trust Company as Trustee (the "Trustee"), that with respect to the creation, issuance and sale of up to $59,279,000 aggregate principal amount of the Company's ____% Junior Subordinated Debentures (the "Securities"):

1. (a) The Securities shall be designated the "____% Junior Subordinated Debentures."

     (b) The Securities shall be limited to $59,279,000 aggregate principal amount.

     (c) The Securities shall bear interest at ___% per annum from _______, 2003, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), beginning __________, 2003, except as any such Interest Payment Date may be adjusted so as to be payable on a Business Day (as defined in the Indenture) to the persons in whose names the Securities are registered at the close of business on the fifteenth day of the last month of the calendar quarter (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     (d) Unless previously redeemed or repurchased, the Securities will mature on ____________, 2033.

     (e) Pursuant to Section 2.12 of the Indenture, the Company has the right to defer the payment of interest on the Securities at any time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period. No Extension Period may extend beyond the Stated Maturity.

     (f) Subject to certain exceptions, the Securities will be redeemable, in whole or in part, at the option of the Company at any time prior to maturity on or after ___________, 2008 at 100% of the principal amount redeemed.

     (g) If a Tax Event or Investment Company Event shall occur and be continuing, the Company may, at its option and subject to certain exceptions, terminate the Trust and distribute the Securities to the holders of the Trust Securities at any time within 180 days following the occurrence of such Tax Event or an Investment Company Event and, if such Tax Event or Investment Company Event continues notwithstanding the taking of such actions, prepay the Securities in whole (but not in part) at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures plus interest accrued thereon to but excluding the date of payment ("the Event Prepayment Price").

     (h) The Securities will be unsecured obligations of the Company and will rank junior and be subordinate in right of payment to all Company Senior Debt of the Company and will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, all as more fully described in the Indenture.

     (i) The Securities initially will be represented by one certificate registered in the name of BNY Midwest Trust Company, as Property Trustee to the Trust. Should the Securities be distributed to holders of the Trust Securities, beneficial interests in the Securities will be held through The Depository Trust Company ("DTC").

     (j) If the Securities are issued in certificated form, the Securities shall be issued and transferable only in fully-registered certificated form without coupons in denominations of $25 and integral multiples thereof.

     (k) Any principal and interest, including Additional Interest, Additional Amounts and any Additional Sums, if applicable, will be payable at the office of the Paying Agent, BNY Midwest Trust Company, in the City of New York. The Securities may be presented for registration of transfer or exchange, and notices and demands to or upon the Company in respect of the Securities may be made, at the Corporate Trust Office of the Trustee.

     (l) The Company shall reimburse the Trust for any expenses incurred by or imposed upon the Trust and other governmental charges imposed thereon; and if the Trust is required to pay additional taxes, duties, or other governmental charges (including Additional Taxes), the Company will pay as additional amounts on the Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of such additional taxes, duties and other governmental charges, including payment of all Additional Amounts and Additional Sums as set forth in the Indenture.

     (m) The Securities shall have the benefit of the Guarantee of Kingsway Financial Services Inc., as set forth in Article XIV of the Indenture.

     (n) All references in the Indenture and the Securities to the date the Securities were originally issued shall refer in the case of the Securities to the date hereof.

     (o)  The Securities shall not be subject to any sinking fund.

     (p)  The Securities shall not be defeasible.

     (q) The Stated Maturity of the Securities shall not be subject to extension.

2. The Securities shall be in the form of the certificate attached hereto as Exhibit A, and such form of certificate is hereby approved and provides for all of the terms specified in item (1) above.

3. The certificate representing the Securities shall be executed, by manual or facsimile signature, by the President or Chief Financial Officer of the Company, in the name of, and for and on behalf of, the Company, in substantially the form hereinabove approved with such changes therein or additions thereto as may be approved by such officer, such approval to be conclusively evidenced by his execution and delivery thereof. The certificate shall be attested, by manual or facsimile signature, by the Secretary or Assistant Secretary of the Company. The manual or facsimile signatures of all such officers shall signify due execution by the Company of the certificate representing the Securities notwithstanding that, at the time of authentication and delivery thereof by the Trustee, any of such persons shall have ceased to be an officer of the Company. The proper officers are directed to take and perform all such other actions which, in their judgment, are necessary or advisable in connection with the foregoing.

4. The date of issuance and delivery of the Securities shall be ___________, 2003 or such later date as may be provided for in the Underwriting Agreement dated as of __________, 2003, among the Trust, the Company, the Guarantor, Kingsway America Inc. and the Underwriters named therein.

5. Capitalized terms not defined herein shall have the meanings set forth in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this ___ day of _________, 2003.


                                          -------------------------------------
                                          James R. Zuhlke
                                          President and Chief Executive Officer


                                          -------------------------------------
                                          Brian K. Williamson
                                          Chief Financial Officer

                       Exhibit A to Officers' Certificate

                           [Form of Face of Security]

                        __% Junior Subordinated Debenture
                                    Due 2033

                     Guaranteed as to Payment of Principal,
                        Premium, if any, and Interest by
                        Kingsway Financial Services Inc.

                               -------------------

                                                          CUSIP No. 496859 AA 7
No. R -                                                            $___________

          Kingsway U.S. Funding Inc., a corporation duly organized and existing under the laws of the state of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture dated as of ________, 2003 (herein called the "Indenture"), between the Company, Kingsway Financial Services Inc., as Guarantor (herein called the "Guarantor") and BNY Midwest Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture)), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of $_________ on ______________, 2033, and to pay interest thereon from __________,
2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing __________, 2003, at the rate of ___% per annum, including any Additional Amounts and any Additional Sums, if applicable, until the principal hereof is paid or made available for payment, and at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest, Additional Interest, Additional Amounts, and Additional Sums, if applicable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which will be the fifteenth day of the last month of the calendar quarter (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security, from time to time, to defer payment of interest on such Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the

                       Exhibit A to Officers' Certificate

Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest (compounded quarterly) then accrued and unpaid; including Additional Interest, any Additional Amounts, and any Additional Sums, if applicable; provided, however, that no Extension Period may extend beyond the Maturity of this Security. During any such Extension Period, the Company and the Guarantor will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock) or (b) make, or permit any Subsidiary to make, any payment of principal, interest or premium, if any (other than payments under the Subordinated Notes), on or repay, repurchase or redeem any debt security that ranks pari passu with or junior in interest to this Security, the Guarantee, the Guarantee Agreement or the Subordinated Notes, as the case may be, or (c) make, or permit any Subsidiary to make, any guarantee payments with respect to any guarantee of any debt security (other than payments under the Guarantee or the Guarantee Agreement), if such guarantee ranks pari passu with or junior in interest to this Security, the Guarantee, the Guarantee Agreement, or the Subordinated Notes, as the case may be. Notwithstanding the foregoing, the following shall not be prohibited: (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of the Event of Default or selection of an Extension Period by the Company, as applicable,
(ii) any transactions described in (a) or (b) above resulting from any reclassification of the Guarantor's capital stock, or the exchange or conversion of any class or series of the Guarantor's capital stock for any other class or series of the Guarantor's capital stock, or the exchange or conversion of any class or series of the Guarantor's Indebtedness for any class or series of the Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant thereto. Prior to the termination of any such Extension Period, but provided that no Event of Default has occurred and is continuing, the Company may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly interest payment periods or extend beyond the Maturity of this Security. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (compounded quarterly), including Additional Interest, any Additional Amounts, and any Additional Sums, if applicable, and then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least five Business Days prior to the Interest Payment Date, or prior to the earlier of (i) the date the Distributions on the Preferred Securities to which this Security relates would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees of Kingsway Financial Capital Trust I are required to give notice to any exchange or automated quotation system or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in

                       Exhibit A to Officers' Certificate

any event not less than five Business Days prior to such record date. There is no limitation on the number of times the Company may elect to begin an Extension Period.

          Payment of the principal of (and premium, if any) and any such interest, including any Additional Interest, any Additional Amounts, and any Additional Sums, if applicable, on this Security will be made at the office or agency of the Company maintained for the purpose in New York, NY, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

          This Security has the benefit of the Guarantee as contained and described in the Indenture.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

          This Security will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

          IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.

                                              KINGSWAY U.S. FUNDING INC.


                                              By:
                                                 ------------------------------
                                                  Name:
                                                  Title:

Attest:


By:
   -----------------



                          [Form of Reverse of Security]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Guarantor, the Trustee, and the Holders of the Securities of this series and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $59,279,000.

                       Exhibit A to Officers' Certificate

          The Securities of this series are subject to redemption at the election of the Company: (a) in whole or in part, on or after _________, 2008 and up to 90 days prior to _____, 2033 upon not less than 30 calendar days' notice by mail, (b) in whole but not in part at any time within 180 days following the occurrence of a Tax Event or an Investment Company Event, or
(c) as otherwise provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all amounts due and payable with respect to all Company Senior Debt and all Guarantor Senior Debt as defined in the Indenture, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), provided, however, that if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company, the Guarantor, the Trustee and the Property Trustee. The Holders of a majority in aggregate principal amount of the Outstanding Securities of this series may annul such declaration and waive the default if the default (other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, these Securities which has become due solely by such acceleration) has been cured or waived as provided in the Indenture, and a sum sufficient to pay all overdue interest (including any Additional Interest and Additional Amounts) and principal due otherwise than by acceleration has been deposited with the Trustee. Should the Holders of these Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right. Upon any such declaration such specified amount of principal and the accrued interest (including any Additional Interest and Additional Amounts) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest on such Securities shall remain subordinated to the extent provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the

                       Exhibit A to Officers' Certificate

Guarantor and the rights of the Holders of the Securities of this series at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of this series at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all Securities of this series, to waive compliance by the Company or the Guarantor, as the case may be, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity, provided that, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company, the Guarantor and the Trustee. The foregoing will apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the obligation of the Company or the Guarantor, as the case may be, which is absolute and unconditional, to pay the principal of and any premium and interest (including Additional Interest, any Additional Amounts, any Gross Up Amounts, and any Additional Sums, if applicable) on this Security or the Guarantee, as the case may be, at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized

                       Exhibit A to Officers' Certificate

denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Guarantor, the Trustee, nor any such agent will be affected by notice to the contrary.

          All terms used in this Security that are defined in the Indenture will have the respective meanings assigned to them in the Indenture.

          This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

                                    GUARANTEE

          For value received, the undersigned has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment by the Company of all Guaranteed Obligations (as defined in Section 14.01 of the Indenture) with respect to this Security, whether at maturity, by acceleration, redemption or otherwise, all in accordance with the terms of the Indenture. The obligations of the undersigned to the Holders of this Security and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions.
                                       6

                       Exhibit A to Officers' Certificate

     IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee.

                                           KINGSWAY FINANCIAL SERVICES INC.



                                           By
                                             ---------------------------------
                                               Name:
                                               Title:

                     Trustee's Certificate of Authentication

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             BNY Midwest Trust Company,
                                             as Trustee

Dated:                                       By:
      ------------------                        -------------------------------
                                                  Authorized Signatory



                     [Form of Legend for Global Securities]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                                       7